Greenlight Reinsurance, Ltd.
P.O. Box 31110
Grand Pavilion
802 West Bay Road
Georgetown,
Grand Cayman, KY1-1205
Cayman Islands

Date: June 10, 2010

RE: Letter of Credit Facility dated October 12, 2005 for the account of Greenlight Reinsurance, Ltd.

Gentlemen:

We refer you to the Letter of Credit Facility, dated October 12, 2005, between Citibank, N.A. ("Citi") and Greenlight Reinsurance, Ltd. ("Greenlight") (as amended, supplemented or modified from time to time, the "Facility").

Now therefore, in exchange for the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Citi and Greenlight agree that they shall use commercially reasonable efforts to negotiate in good faith to enter into new insurance letter of credit ("New ILOC") documents previously provided to you within sixty (60) days of the execution of this side letter that will supersede and replace the existing Facility, and that failure to do so shall result in this letter serving as a written notice of cancellation of the Facility, such cancellation and termination to take place on October 11, 2010. The anticipated terms of the New ILOC documents will include a limit on the aggregate amount of credit extended through letters of credit issued under the New ILOC documents of $400,000,000, as well as limiting eligible collateral pledged to secure obligations under the New ILOC documents to cash, with pricing and other terms to be determined. In the event the Facility is terminated, Greenlight agrees that it shall continue to be responsible for all obligations pursuant to the terms of the Facility and any letters of credit issued there under until such time as Citibank has no further liability under such letters of credit.

Please acknowledge your acceptance of these amended terms by signing this letter in the signature block below and returning it to us.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflicts of law principles thereof).

Sincerely,

CITIBANK, N.A.

By ______________________
Managing Director

ACKNOWLEDGED AND ACCEPTED
AS OF THE DATE SET FORTH ABOVE:

GREENLIGHT REINSURANCE, LTD.

By ______________________
Tim Courtis
Chief Financial Officer